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                            ARTICLES OF INCORPORATION

                                       OF

                              THE BURNHAM FUND INC.

FIRST: The undersigned, Robert I. Jones, whose post office address is c/o Kramer, Levin, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022, being eighteen years of age or older, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (hereinafter called the "Corporation") is THE BURNHAM FUND INC.


THIRD:         The purposes for which the Corporation is formed are as follows:

               (1) To engage in any legal activity or business permitted under the General Laws of the State of Maryland.

               (2) To conduct, operate and carry on the business of an investment company.

               (3) To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of goods and commodities of every type and description, and securities of every type and description including, but not limited to, stocks, bonds, debentures, notes and other negotiable or non-negotiable instruments; obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, by any state or local government, or by any foreign government, or by any agency or instrumentality of any of the foregoing, or by any corporation organized under the laws of the United States or any state, territory or possession thereof or of any foreign country or state, territory, subdivision or possession thereof; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Corporation, or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, forms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments.


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               (4)    To borrow money or otherwise obtain credit and to secure
                      the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association or corporation.

               (5) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the state of Maryland and by these Articles of Incorporation.

               (6) To conduct research and investigations in respect of securities, organizations, business and general business and financial conditions of the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any or all of the foregoing to be done by others as independent contractors and to pay compensation therefor.

               (7) To conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments.

               (8) To carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.


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               (9)    To do all and everything necessary, suitable, convenient
                      or proper for the conduct, promotion and attainment of any of the business and purposes herein specified, or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes, and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law; and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

                             The foregoing provisions of this Article THIRD
                      shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation, provided, that the Corporation shall not conduct any business, promote any purpose or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the Corporation may not lawfully conduct, promote or exercise.

FOURTH:        (1)    The post office address of the principal office of the
                      Corporation in the State of Maryland is c/o The
                      Corporation Trust Incorporated, 32 South Street,
                      Baltimore, Maryland 21201.

               (2) The name of the resident agent of the Corporation within the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21201.

FIFTH:         (1)    The total number of shares of stock which the Corporatlon
                      has authority to issue is Forty Million (40,000,000), all of which are of a par value of Ten Cents ($0.10) each, and are designated as Common Stock.

               (2) The aggregate par value of all the authorized shares of Common Stock is Four Million Dollars ($4,000,000).



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               (3)    The stock of the Corporation and the holders thereof shall be subject to the following provisions:

                             (a) The Corporation may issue shares of its stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                             (b) The Corporation, either directly or through an agent, may purchase its shares out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

                             (c) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland, and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

                             (d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued for such shares), shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share, determined in accordance with Article SIXTH hereof, less, to the extent consistent with disclosures


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                                    made by the Corporation as required by the
                                    Securities Act of 1933 and in compliance with the Investment Company Act of 1940, a charge not to exceed two per cent (2%) of such net asset value if and as fixed, from time to time, by resolution of the Board of Directors of the Corporation, and take all other steps deemed necessary or advisable in connection therewith. The redemption price shall be payable in cash, except to the extent that the Board of Directors may from time to time determine that it may be payable in kind.

                             (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption or purchase shall be made by the Corporation within seven business days of surrender of appropriate stock certificates in proper form for transfer, if any certificates have been issued to represent such shares, or within seven business days as of the time the redemption price of such shares is determined, out of the funds legally available therefor, provided, that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares (i) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange, Inc. is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto;(ii) for any period during which any emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of its net assets: or
                                    (iii) for such other periods as the
                                    Securities and Exchange Commission or any successor thereto by order may permit for the protection of security holders of the Corporation.


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                             (f)    The right of any holder of stock of the
                                    Corporation redeemed or purchased by the Corporation as provided in subparagraph (d) of this Article FIFTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption or purchase price of such shares is determined, except the right of such holder to receive
                                    (i) the redemption or purchase price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution.




                             (g) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.



        Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

                             (h) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as amended from time to time.

SIXTH: For the purposes of the computation of net asset value referred to in these Articles of Incorporation, the following rules shall apply:


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               (1)    The net asset value of each share of stock of the
                      Corporation issued or sold at its net asset value shall be the net asset value per share of the Corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following acceptance by the Corporation of the application or other agreement with respect to the issue or sale of such share.

               (2) The net asset value of each share of stock of the Corporation redeemed by the Corporation at the request of its holder shall be the net asset value per share of the Corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following the time the Corporation receives a request for redemption of such share, in good order with all appropriate documentation, including stock certificates, it any, duly endorsed for transfer.

               (3) The net asset value of each share of stock of the Corporation purchased or redeemed by it otherwise than upon request for redemption by its holder shall be the net asset value per share of the Corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following the Corporation's determination or agreement to purchase or redeem such share, the expiration of any notice period and fulfillment of any other conditions precedent to such purchase or redemption, or such other price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemption of the stockholder' shares.

               (4) The net asset value of a share of stock of the Corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of stock outstanding at such time, all determined and computed as provided in the Corporation's by-laws or otherwise established from time to time by the Board of Directors.

               (5) The Corporation shall determine the net asset value per share of its stock on such days and at such times as may be prescribed by the rules and regulations of the Securities and Exchange Commission or any successor thereto. The Corporation may also determine such net asset value at other times.


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               (6)    The Corporation may suspend the determination of net asset value during any period when it may suspend the right of its stockholders to require the Corporation to redeem their shares.

               (7) Without limiting any other powers it may have, the Board of Directors is specifically empowered, in its absolute discretion, to establish or alter the methods for determining net asset value whenever deemed by it to be necessary in order to enable the Corporation to comply with, or deemed by it to be desirable and consistent with, any provision of the Investment Company Act of 1940 or any successor Act or any rule or regulation thereunder, including without limitation, any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934 or any successor Act.

SEVENTH:       (1)    The number of directors of the Corporation, until such
                      number shall be increased pursuant to the by-laws of the Corporation, is one. The number of directors shall never be less than the number prescribed by the Maryland
                      General Corporation Law.

               (2) The name of the person who currently is the director of the Corporation and who will act as such until the first annual meeting or until his successor is duly chosen and qualifies is as follows:

                               Oskar P. Lewnowski

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                             (1) The initial by-laws of the Corporation shall be adopted by the Board of Directors at their organization meeting or by their informal written action, an the case may be. Thereafter, the power to make, alter or repeal the by-laws of the Corporation shall be vested in the Board of Directors of the Corporation.

                             (2) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                             (3)    Notwithstanding any provision of the
                                    Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

                             (4) The Board of Directors of the Corporation is hereby empowered, subject to applicable provisions of law, of these Articles of Incorporation and of the by-laws, to authorize the issuance from time to time of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any-class or classes, whether now or hereafter authorized, in such amounts, on such terms and conditions and for such consideration as the Board of Directors deems advisable.

                             (5) No stockholder of the Corporation shall by reason of such stockholder's holding shares of stock of any class have any preemptive or preferential right to purchase or subscribe to any shares of stock of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of stock of any class, now or hereafter to be authorized (other than such rights, if any, as the Board of Directors in its discretion from time to time may grant), whether or not the issuance of any such shares of stock, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholders: and the Board of Directors may issue shares of stock of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of stock of any class, without offering any such shares of stock of any class, either in whole or in part, to the existing stockholders of any class.

                             (6) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the


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                                    Corporation, as to the amount of any
                                    reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the Corporation, as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in an orderly fashion, as to the extent to which it is practicable to deliver a cross-section or any part of the portfolio of the Corporation in payment for any such shares, as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the Corporation, or as to the determination of the net asset value of the Corporation's stock or the declaration and payment of dividends or distributions shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                             (7) Except to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules, regulations or orders thereunder of the Securities and Exchange Commission or any successor thereto, no contract or other transaction between the Corporation and any other corporation, partnership, individual or other entity ant no act of this Corporation shall in any way be affected or invalidated by the fact that any of the director. of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act, provided, that (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors, or to a committee of the




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                                    Board of Directors if the matter involves a
                                    committee decision, and the contract,
                                    transaction or act shall be authorized,
                                    approved or ratified by a majority of
                                    disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum, (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law or (iii) the contract, transaction or act is fair and reasonable to the Corporation.

NINTH:         (1)    To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland
                      General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

               (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shal1 indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by by-law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

               (3) No provision of this Article NINTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

              (4) References to the Maryland General Corporation Law in this Article NINTH are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

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              (5)     The Corporation shall have power to purchase and maintain
                      insurance on behalf of any person who is or was a director, officer or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against liability under paragraph (2) of this Article NINTH.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on

June 26, 1989.

Robert I. Jones

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